Exhibit 10.2

Tradonomi Ltd.

Employee Share Option Plan (2007)

In Compliance With Amendment No. 132 of the Israeli Tax Ordinance 2002

1.	Name.

This plan, as amended from time to time, shall be known as the Tradonomi Ltd. Employee Share Option Plan (2007) (the “Plan”).

2.	Purpose.

The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants (collectively, “Service Providers”) of Tradonomi Ltd. (the “Company”) and of the Company’s Affiliates (as defined below), to stimulate the active interest of Service Providers in the development and in the financial success of the Company and to promote the Company’s business by providing such Service Providers with opportunities to receive shares in the Company (“Shares”) and/or options to purchase Shares (“Options”) pursuant to this Plan. “Affiliate” shall mean any “employing company” within the meaning of Section 102(a) of the Ordinance.

3.	Definitions.

3.1	“Approved 102 Option” means a Share or an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

3.2	“Capital Gain Option (CGO)” as defined in Section 6.4 below.

3.3	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

3.4	“Date of Grant” – for a certain Option or Share means the date in which such Option or share is Vested to the Optionee.

3.5	“Employee” means a person who is employed by the Company or its Affiliate, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

3.6	“ITA” means the Israeli Tax Authorities.

3.7	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

3.8	“Ordinary Income Option (OIO)” as defined in Section 6.5 below.

3.9	“102 Option” means any Option or Share granted to Employees pursuant to Section 102 of the Ordinance.

3.10	“3(i) Option” means an Option or Share granted pursuant to Section 3(i) of the Ordinance to any person who is Non-Employee.

3.11	“Ordinance” means the Israeli Income Tax Ordinance [New Version] as now in effect or as hereafter amended.

3.12	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

3.13	“Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

3.14	“Trustee” means any individual or Company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

3.15	“Unapproved 102 Option” means an Option or Share granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.16	“Companies Law” means the 1999 Israeli Companies Law as now in effect or as hereafter amended.

4.	Administration.

4.1	The Plan will be administered by the board of directors of the Company (the “Board”), either directly or upon the recommendation of a Share Option Advisory Committee (the “Committee”) appointed and maintained by the Board for such purpose.

4.2	Subject to the general terms and conditions of this Plan, the Board shall have full authority in its discretion, from time to time and at any time, to decide on the following matters:

(i)	The persons to whom Options and/or Shares shall be granted (“Optionees”);

(ii)	The terms and provisions of the respective Option Agreements as defined in Section 9.1 below (which need not be identical) including, but not limited to, the price in which the Options shall be exercised upon (“Exercise Price”), number of the Shares to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised;

(iii)	The acceleration of the right of an Optionee to exercise, in whole or in part, any previously granted Option, and the terms (if any) pursuant to which an Optionee’s right to exercise an Option shall be automatically accelerated;

(iv)	The interpretation of the provisions and the principles of supervision on the administration of the Plan;

(v)	The determination of the Fair Market Value of the Shares;

(vi)	The designation of Options as 102 Options or 3(i) Options;

(vii)	The determination in any other matter which is necessary or desirable for or incidental to the administration of the Plan.

Grants of Options and/or Shares shall be made pursuant to written notification to Optionees setting out the terms of the grant, as set forth in Sub-section 9.1 below.

4.3	The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

4.4	The Board shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price lower or higher than the Exercise Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan. In no event may any such action of the Company impair the rights of an Optionee without such Optionee’s consent.

4.5	The interpretation and construction by the Board of any provision of the Plan or of any Option there under shall be final and conclusive.

5.	Eligible Optionees.

5.1	No Option or Share may be granted pursuant to this Plan to any person with regard to whom such granting requires an approval according to the fifth chapter in the sixth section of the Companies Law (“Transactions with Interested Parties”) at the time of the grant, unless such grant is approved in the manner prescribed under that chapter.

5.2	Subject to any restriction imposed by the applicable law, Options and/or Shares may be granted to Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options. The grant of an Option and/or Shares to an Optionee hereunder shall neither entitle such Optionee to participate, nor disqualify him from participating, in any other grant of Options and/or Shares pursuant to this Plan or to any other share incentive or share option plan of the Company or any of its related companies.

6.	Designation of Options Pursuant to Section 102.

6.1	The Company may designate Options and/or Shares granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2	The grant of Approved 102 Options shall be made under this Plan adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this Plan by the ITA.

6.3	Approved 102 Option may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

6.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

6.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

6.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

6.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated there under.

7.	Trustee.

7.1	Approved 102 Options which shall be granted under the Plan and/or Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and shall he held for the benefit of the Optionees for a period of time as required by section 102 or any regulations, rules or orders or procedures promulgated there under (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated there under.

7.2	Anything to the contrary notwithstanding, the Trustee shall not release any Approved 102 Options which were not already exercised into Shares by the Optionee or any Shares issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from such Approved 102 Options and/or Shares. The Trustee may release the Approved 102 Options or Shares to the employee only after (i) The receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the applicable law, or (ii) The Trustee withholds any applicable tax due pursuant to the applicable law.

7.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.4	Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and bona fide executed in relation with the Plan, or with respect to any Approved 102 Option or Share granted to the Optionee thereunder.

7.5	The voting rights vested in Shares issued upon exercise of Options shall be exercised in accordance with the terms and conditions as set forth in section 21 below.

8.	Reserved Shares.

The Company has reserved 5000 Ordinary Shares, nominal value of no par value per share, authorized but unissued, for purposes of the Plan, subject to any adjustment as provided in Section 13 hereof. Any Shares under the Plan, in respect of which the right hereunder of an Optionee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant under the Plan. Any Shares which remain unissued and which are not subject to Options at the termination of the Plan shall cease to be reserved for purposes of the Plan, provided that until the termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

9.	Options.

9.1	Each Option and/or Share granted under this Plan shall be evidenced by a written agreement between the Company and the Optionee (the “Option Agreement”). Each Option Agreement shall state, inter-alia, the number of the Shares to be granted and/or the number of shares to which the Option relates, the vesting periods, the Exercise Price, the exercise period and the type of Option granted there under (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option). The applicable terms and conditions of this Plan shall be incorporated in each Option Agreement.

9.2	For the avoidance of doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as an holder of such Shares in the Company’s register of members upon exercise of the Option in accordance with the provisions of the Plan.

9.3	The Company’s obligation to issue Shares, including upon exercise of an Option, granted under the Plan is expressly conditioned upon (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings taken by the Optionee (or the Optionee’s legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable.

9.4	This Plan shall not affect in any way any option to purchase the Company’s shares which was granted before the date of the Plan’s adoption by the Board.

10.	Option Prices.

The exercise price per share covered by each Option shall be as determined by the Board.

11.	Exercise of Options.

11.1	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.

11.2	An Option, or any part thereof, shall he exercisable by the Optionee’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in the form as the Board shall from time to time approve, together with full payment for the Shares underlying such Option and, if applicable, a proxy as specified in Section 21.2 hereunder.

11.3	Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Board, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

11.4	The Board may from time to time and upon the consent of the Optionee, cancel all or any portion of any Options then subject to exercise, and the Company’s obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Options so canceled over the aggregate Exercise Price of such Options, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and Shares with a combined value equal to any such excess, all as determined by the Company in its sole discretion.

11.5	For the purpose of this section 11 and of section 13, “Fair Market Value” means, as of any date, the value of the Shares which shall be determined as follows:

(a)	If the Shares are listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; In case the Shares are listed on more then one established stock exchange, the Fair Market Value shall be the closing sales price at the stock exchange in which the Shares’ trading volume in that day is the largest.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(b)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or

(c)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

11.6	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated there under.

12.	Termination of Relationship as Service Provider.

12.1	Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, then (A) in the event that Optionee ceases to be a Service Provider for any reason other than for Cause, death or Disability, the unvested portion of the Option will not vest, and the vested Options shall remain exercisable for three (3) months following the Optionee’s termination and (B) in the event that Optionee ceases to be a Service Provider for Cause (as hereinafter defined), the Option shall terminate immediately upon the date of such termination for Cause such that the unvested portion of the Option will not vest, and the vested portion of the Option shall no longer be exercisable.

If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For purposes of this Plan and any Option or Option Agreement, the date of termination (whether for Cause or otherwise) shall be deemed to be the earlier of the date on which the Company or the Optionee, as the case may be, gives notice of the Optionee’s cessation as a Service Provider (regardless of the effective date of such notice) or the date on which the Optionee actually ceases to be a Service Provider, according to the earlier of the two.

The term “Cause” shall mean involving (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) repeated and unreasonable refusal to carry out a reasonable directive of the Company or of Optionee’s supervisor which involves the business of the Company or its Affiliate and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliate; (iv) any breach of the Optionee’s fiduciary duties or duties of care towards the Company or its Affiliate; including, without limitation, disclosure of confidential information of the Company or its Affiliate or breach of any obligation not to compete with the Company or its Affiliate; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

12.2	Disability of Optionee. If an Optionee ceases to he a Service Provider as a result of the Optionee’s disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of disability (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s date of disability. If, on the date of disability, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after the date of disability, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

For the purpose of this section, “date of disability” shall mean the date in which the Optionee ceased to provide services to the Company as a result of the Optionee’s disability.

12.3	Death. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for eighteen (18) months following the date of death or for six (6) months following the date of the issuance of a succession order or the issuance of an inheritance order, according to the earlier of the three. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If after the date of death the Option is not so exercised within the time specified in the Option Agreement or this Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12.4	Deemed Cessation. Unless the Board provides otherwise, vesting of Options and/or Shares granted hereunder shall be tolled during any unpaid leave of absence. For the purpose of this section only, “unpaid leave of absence” shall mean an unpaid leave of absence of more than 90 days, in accumulation, within one calendar year, or alternatively an unpaid leave of absence of at least 60 consecutive days (including weekends, religious holidays and national holidays). For the avoidance of doubt, sick leave, reserve duty leave or maternity leave shall not be considered an unpaid leave of absence.

13.	Adjustments.

13.1	Upon the occurrence of any of the following described events, an Optionee’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided: in the event of a merger of the Company with or into another company (the “Successor Company”), or the sale of all or substantially all of the assets or shares of the Company (collectively: the “Transaction”) while unexercised Options remain outstanding under the Plan (the “Unexercised Options”), each Unexercised Option shall be assumed or substituted as provided for under section 13.2 herein. In the case of such assumption and/or substitution of shares, appropriate adjustments shall be made in the Exercise Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Dates, shall remain in force, all subject to the Board’s determination which shall be final.

13.2	For the purposes of section 13.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share covered by the Option immediately prior to the Transaction, the consideration (whether in shares, options, cash, or other securities or property) received in the Transaction by holders of shares for each share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely Ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options shall be substituted for any other type of asset or property, including cash, which is fair under the circumstances.

13.3	If the Company is liquidated or dissolved while vested Options remain unexercised and outstanding under the Plan, then all such vested and outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company. All such outstanding Options may be exercised in full by the Optionee’s notice in writing to the Company of their intention to so exercise.

13.4	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company according to which the share capital of the Company is increased without receipt of consideration by the Company (excluding a conversion of any convertible securities of the Company), and as often us the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in section 8 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as shall be determined by the Board whose determination shall be final. However, no adjustments of the number of Options or the Exercise Price shall be made in the case of dividend allocation (as defined in the Israeli Companies Law), whether in cash or not.

14.	Non-Transferability of Options and Shares.

14.1	No Option and/or Share shall be assignable, transferable (other than by will or by the laws of descent and distribution) or given as collateral, and during the Optionee’s lifetime an Option may be exercised only by such Optionee. For the purposes of this Section, an Option and/or Share shall also refer to any right in respect thereof. Any such action made directly or indirectly, for an immediate validation or for a future one shall he void.

14.2	In case an Option and/or Share is transferred, either by will or by the laws of descent and distribution, the transferee shall be subjected to all terms and conditions as was the former owner of that Option and/or Share.

14.3	Shares for which full payment has not been made, shall not be assignable or transferable by the Optionee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of an Optionee’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Optionee to such Optionee’s estate or other successors by operation of law or will, whose rights therein shall be governed by Sub-section 12.3 hereof, and as may otherwise be determined by the Board.

14.4	As long as the Shares are held by the Trustee in favor of the Optionee, all rights the last possesses over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.	Term and Amendment of the Plan.

15.1	The Plan was adopted by the Board on _______ and shall expire on (ten years later) (except as to Options outstanding on that date).

15.2	The Board may, at any time and from time to time, suspend, alter, amend (all, in any relevant respect), terminate or extend the term of the Plan. In no event may any such action of the Company impair the rights of an Optionee, without such Optionee’s consent, with regard to any Option previously granted to such Optionee. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options and/or Shares granted under the Plan prior to the date of such termination.

16.	Term of Option.

Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, or any other period as set forth in the Option Agreement grunting such Option pursuant to Section 9, which shall not exceed 10 years, such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Optionee in and to the same shall expire.

17.	Continuance of Employment.

Neither this Plan nor any offer of Shares or Options to an Optionee shall impose any obligation on the Company or a related company thereof, to continue the employment of any Optionee, or hire the Optionee’s services and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employment or service of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or service hiring at any time.

18.	Governing Law & Jurisdiction.

18.1	The Plan, all Option Agreements, and ancillary document issued there under or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the principles of conflict of laws.

18.2	Any dispute, controversy, or claim arising out of or relating to this Plan or any Option Agreement, including but not limited to its existence, its binding effect, interpretation, performance, breach or termination, shall be referred to and finally determined by arbitration conducted before a single arbitrator in accordance with Israel’s Law of Arbitration (1968). The arbitration shall be conducted in Tel Aviv, Israel. The arbitrator shall be selected pursuant to the mutual agreement of the Parties within thirty (30) days commencing of the date in which either of the Parties requests arbitration hereunder. In the absence of such mutual agreement, the arbitrator shall be selected by the then Head of the Israeli Bar Association. The arbitration shall be not be subject to procedural laws and regulations or to evidence rules applicable in Israeli (or other) courts.

19.	Application of Funds.

The proceeds received by the Company from the exercise of the Options granted under the Plan will be used for general corporate purposes of the Company.

20.	Taxes.

20.1	All tax liability regarding the grant of shares and/or the grant or exercise of the Options, and the issue, holding and disposition of the Option and/or Shares, and/or the granting of any consideration under sections 11 or 13 of this Plan, shall be borne by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, such Optionee shall indemnify (i) the Company and/or its Affiliates that employs the Optionee and (ii) the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.2	Except as otherwise required by law, the Company shall not be obligated to issue Shares upon the exercise of any Options, or to grant any consideration under sections 11 or 13 of this Plan, or release any Share certificate to an Optionee until all required payments (including, withholding taxes) have been fully made.

21.	Rights Attached to the Option Shares; Proxy.

21.1	Subject: to section 21.2 herein, Shares acquired according to: this Plan shall have the same rights and privileges as attached to any other ordinary share of the Company.

21.2	An Optionee who acquired Shares according to this Plan shall have no voting rights as a shareholder (in any and all matters whatsoever), as long as, and to the extent that, such voting rights deprivation is required under the provisions of Section 102 and any rules, regulations or orders promulgated thereunder. For that purpose, if required by the Company (at its sole discretion) the Optionee shall execute an irrevocable proxy (“Irrevocable Proxy”), pursuant to which the shares shall be voted according to the directions of the Board, and such Irrevocable Proxy may be assigned to the person or persons designated by the Board.

Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

22.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

23.	Dividends.

With respect to all Shares (in contrast to unexercised Options) issued according to this Plan and held by the Trustee, if applicable, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.